Exhibit 10.22

S.Y. BANCORP, INC.

2005 STOCK INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

S.Y. Bancorp, Inc. (the “Company”) grants as of                                  (the “Grant Date”) to                                                                    (the “Director” or “you”) a number of shares determined as set forth below, of the common stock of the Company under the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the “Plan”).  A copy of the Plan is attached, and any capitalized terms used but not defined in this Agreement shall have the meaning given them in the Plan.

GRANT OF AWARD.  Subject to the terms and conditions of this Agreement and the Plan, Company hereby grants to you a Restricted Stock Award in the number of shares of Stock equal to $12,000, divided by the Fair Market Value per share on the Grant Date (rounded down to the nearest whole share) (the “Shares”).   These shares will be issued to you after that Grant Date, provided you have  signed this Agreement, but are subject to restriction on transfer as set forth below. The closing Fair Market Value per share on                  , 20     was$        ; accordingly, the grant is          shares of Stock.

RESTRICTED PERIOD; TRANSFER RESTRICTIONS.  The Shares may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed during the one year period after the Grant Date (the “Restricted Period”), other than by will or by the laws of descent and distribution. You shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto.

ACKNOWLEDGMENTS.   By signing below, you acknowledge that you have received a copy of the Plan, and you hereby accept the Shares subject to all the terms and provisions of the Plan and the program.  Nothing contained in the Plan, the program or this Agreement shall give you any rights to continued service on the Board of Directors of the Company or Stock Yards Bank.

S.Y. BANCORP, INC.

By:
Director

Date:	Date: